UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

Belk, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26207	56-2058574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2801 West Tyvola Road, Charlotte, North Carolina		28217-45000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 357-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On November 4, 2015, Belk, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). There were 38,292,393 shares of Class A common stock and 1,097,872 shares of Class B common stock outstanding and entitled to vote at the meeting as of October 1, 2015 (the record date for the Special Meeting) and there were 37,017,431 shares of Class A common stock and 695,603 shares of Class B common stock represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. Each share of Class A common stock was entitled to ten votes and each share of Class B common stock was entitled to one vote for each of the following proposals. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on October 2, 2015 and first mailed to the Company’s stockholders on or about October 5, 2015, is set forth below:

Proposal 1: Adoption of the Merger Agreement

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of August 23, 2015 (as it may be amended from time to time, the “merger agreement”), by and among Bear Parent Inc., Bear Merger Sub Inc. and Belk, Inc., under which Bear Merger Sub Inc. will merge with and into Belk, Inc. with Belk, Inc. surviving the merger as a wholly-owned subsidiary of Bear Parent Inc. (the “merger”). The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
266,174,345	89,189,618	15,505,950

Proposal 2: Approval, on an Advisory (Non-Binding) Basis, of Compensation Payable in Connection with the Merger.

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation that will or may become payable to the Company’s named executive officers in connection with the merger. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
255,355,751	89,262,741	26,251,421

Proposal 3: Adjournment.

The Company’s stockholders approved any adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Company), including to solicit additional proxies to vote in favor of the proposal to adopt the merger agreement, in the event that there are insufficient votes at the time of the Special Meeting to establish a quorum or adopt the merger agreement, but this proposal was not necessary following approval of the merger agreement proposal.

For	Against	Abstain
370,184,239	651,210	34,464

The merger is subject to certain customary closing conditions and is expected to close in late November or early December 2015.

Item 8.01.	Other Events.

On November 4, 2015, the Company issued a press release announcing the results of the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release, dated November 4, 2015.

Forward Looking Statements

Certain statements made in this Form 8-K, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words. Examples of forward-looking statements include, but are not limited to, statements about the closing date of the proposed transaction. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to satisfy conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Belk, Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Belk, Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Belk, Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Belk, Inc.’s Annual Report on Form 10—K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this Form 8-K, which speak only as of the date hereof. Belk, Inc. does not undertake to update any of these statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: November 9, 2015	By:	/s/ Ralph A. Pitts
Ralph A. Pitts
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 4, 2015.